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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated October 25, 1995, included in Price/Costco, Inc.'s Form 10-K for the year ended September 3, 1995 and to all references to our firm included in this Registration Statement.

     We are aware that Price/Costco, Inc. has incorporated by reference in this Registration Statement its Form 10-Q for the quarter ended November 26, 1995, which includes our report dated December 18, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, this report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                              ARTHUR ANDERSEN LLP

Seattle, Washington
February 20, 1996